Exhibit 10.13

SEVENTH AMENDMENT TO THE
INDIVIDUAL ACCOUNT RETIREMENT PLAN
FOR
BARGAINING UNIT EMPLOYEES
AT THE CAMERON INTERNATIONAL CORPORATION
BUFFALO, NEW YORK PLANT
(As Amended and Restated Effective as of January 1, 2008)

WHEREAS, CAMERON INTERNATIONAL CORPORATION (the “Company”) has heretofore adopted the INDIVIDUAL ACCOUNT RETIREMENT PLAN FOR  BARGAINING UNIT EMPLOYEES AT THE CAMERON INTERNATIONAL CORPORATION BUFFALO, NEW YORK PLANT, as amended and restated effective as of January 1, 2008 (the “Plan”) for the benefit of its eligible employees;

WHEREAS, the Company desires to amend the Plan to conform to reflect the applicable provisions of the collective bargaining agreement between the Company and the International Association of Machinists and Aerospace Workers, Local Lodge No. 330, District No. 65;

NOW, THEREFORE, the Plan is hereby amended as follows:

I.	Effective as of August 6, 2012:

1.             The table containing Contribution Rates in Section 3.02 of the Plan shall be deleted and the following shall be substituted therefor:

“Effective Date of Contribution Rate	Contribution Rate

On and after July 30, 2007 but before August 2, 2010	$1.20

On and after August 2, 2010 but before August 1, 2011	$1.30

On and after August 1, 2011 but before August 6, 2012	$1.35

On and after August 6, 2012 but before August 6, 2013	$1.50

On and after August 6, 2013 but before August 6, 2014	$1.65

On and after August 6, 2014	$1.80”

2.             A new Article XVIII shall be added to the Plan as follows:

“ARTICLE XVIII

LOANS

18.01         Eligibility for Loan.  Upon application by (1) any Member who (a) is on the United States payroll of the Employer , (b) has been actively employed by a Controlled Entity for a period of at least one year and (c) is receiving compensation other than severance pay from a Controlled Entity, or (2) any Member (x) who is a party-in-interest, as that term is defined in section 3(14) of ERISA, as to the Plan, (y) who is no longer employed by the Employer, who is a beneficiary of a deceased Member, or who is an alternate payee under a qualified domestic relations order, as that term is defined in section 414(p)(8) of the Code, and (z) who retains a balance in his Account attributable to Tax Deferred Savings Contributions or Rollover Contributions under the Plan (an individual who is eligible to apply for a loan under this Article being hereinafter referred to as a ‘Member’), the Company may in its discretion direct the Funding Agent to make a loan or loans to such Member provided that such Member has not had an outstanding loan from the Plan for at least six months and provided further that a loan from the Plan to such Member is not prohibited by applicable law.  Such loans shall be made pursuant to the provisions of the Company’s written loan procedure, which procedure is hereby incorporated by reference as a part of the Plan.

18.02         Maximum Loan.

(a)              A loan to a Member may not exceed 50% of the nonforfeitable balance of such Member’s Account attributable to Tax Deferred Savings Contributions or Rollover Contributions.

(b)              Paragraph (a) above to the contrary notwithstanding, the amount of a loan made to a Member under this Article shall not exceed an amount equal to the difference between:

(i)         The lesser of $50,000 (reduced by the excess, if any, of (A) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which the loan is made over (B) the outstanding balance of loans from the Plan on the date on which the loan is made) or one-half of the present value of the Member’s total nonforfeitable accrued benefit under all qualified plans of the Employer or a Controlled Entity; minus

(ii)        The total outstanding loan balance of the Member under all other loans from all qualified plans of the Employer or a Controlled Entity.

(c)               A Member may only pledge the portion of his Account attributable to Tax Deferred Savings Contributions or Rollover Contributions as security for a loan pursuant to this Article.”

II.	As amended hereby, the Plan is specifically ratified and reaffirmed.

EXECUTED, this 29th day of August, 2012, effective for all purposes as provided above.

CAMERON INTERNATIONAL CORPORATION

By:	/s/ Roslyn R. Larkey
Name:	Roslyn R. Larkey
Title:	Vice President, Human Resources

EIGHTH AMENDMENT TO THE
INDIVIDUAL ACCOUNT RETIREMENT PLAN
FOR
BARGAINING UNIT EMPLOYEES
AT THE CAMERON INTERNATIONAL CORPORATION
BUFFALO, NEW YORK PLANT
(As Amended and Restated Effective as of January 1, 2008)

WHEREAS, CAMERON INTERNATIONAL CORPORATION (the “Company”) has heretofore adopted the INDIVIDUAL ACCOUNT RETIREMENT PLAN FOR  BARGAINING UNIT EMPLOYEES AT THE CAMERON INTERNATIONAL CORPORATION BUFFALO, NEW YORK PLANT, as amended and restated effective as of January 1, 2008 (the “Plan”) for the benefit of its eligible employees;

WHEREAS, the Company desires to amend the Plan to reflect the applicable provisions of the collective bargaining agreement between the Company and the International Association of Machinists and Aerospace Workers, Local Lodge No. 330, District No. 65;

NOW, THEREFORE, the Plan is hereby amended as follows:

III.	Effective as of August 6, 2012:

1.	Section 15.01(b) of the Plan is hereby amended to read as follows:

“(b)           A Member who has made no Tax Deferred Savings Contributions to the Plan, and who terminates employment and subsequently recommences participation in the Plan, shall be reinstated with the years of Vesting Service with which he was credited prior to his termination of employment, if (i) the number of his consecutive One-Year Breaks-In-Service is less than five, or (ii) he had a Vested Interest at the time of such termination.  A Member who has made Tax Deferred Savings Contributions to the Plan shall be reinstated with the years of Vesting Service with which he was credited prior to his termination of employment if he subsequently recommences participation in the Plan.”

IV.	As amended hereby, the Plan is specifically ratified and reaffirmed.

EXECUTED, this 1st day of October, 2012, effective for all purposes as provided above.

CAMERON INTERNATIONAL CORPORATION

By:	/s/ Roslyn R. Larkey
Name:	Roslyn R. Larkey
Title:	Vice President, Human Resources